Exhibit 10.1

Execution Copy

THIS FORBEARANCE AGREEMENT (this “Agreement”), effective as of March 17, 2017, is made by and among Quadrant 4 System Corporation, an Illinois corporation (“Borrower”), Stratitude, Inc., a California corporation (“Guarantor,” and together with Borrower, the “Forbearance Parties” and, individually, a “Forbearance Party”) and BMO Harris Bank, N.A. (“Lender”).
RECITALS:
A.          Reference is hereby made to:  (i) that certain Credit Agreement, dated as of July 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and between Borrower; (ii) that certain First Amendment to Credit Agreement, dated as of November 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement Amendment”) by and among Borrower, Guarantor and Lender; (iii) that certain General Security Agreement, dated as of July 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Borrower Security Agreement”) by and between Borrower and Lender; (iv) that certain Amendment No. 1 to General Security Agreement, dated as of November 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement Amendment”) by and among Borrower, Guarantor and Lender; (v) that certain General Security Agreement, dated as of November 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Guarantor Security Agreement”) by and between Guarantor and Lender; (vi) that certain Revolving Note, dated as of July 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Revolving Note”) by Borrower in favor of Lender in the original principal amount of $7,000,000.00; (vii) that certain Term Note, dated as of July 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Term Note”) by Borrower in favor of Lender in the original principal amount of $13,000,000.00; (viii) that certain CapEx Software Note, dated as of July 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “CapEx Note,” and collectively with the Revolving Note and Term Note, the “Notes”) by Borrower in favor of Lender in the original principal amount of $5,000,000.00; (ix) that certain Guaranty Agreement (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) by Guarantor in favor of Lender; (x) that certain Intercreditor and Subordination Agreement, dated as of November 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) by and between Lender and BIP Lender, LLC; (xi) that certain Subordination Agreement, dated as of November 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) by and among Borrower, Lender, Pankaj Kalra, Ashish Sanan and Khannan Sankaran; and (xii) all other related documents (collectively, as amended, modified, supplemented, renewed, extended and/or restated from time to time, the “Other Documents,” and collectively with the Credit Agreement, the Credit Agreement Amendment, the Borrower Security Agreement, the Security Agreement Amendment, the Guarantor Security Agreement, the Notes, the Guaranty, the Intercreditor Agreement, and the Subordination Agreement, the “Loan Documents”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Documents.

B.          Pursuant to the Loan Documents, Lender made certain loans and other extensions of credit available to Borrower, and to secure such loans, extensions of credit and the other obligations under the Loan Documents (collectively referred to herein as the “Obligations”), each Forbearance Party granted to Lender first priority liens on and security interests in Collateral (as defined in the Loan Documents).
C.          The outstanding principal balance of the Obligations to Lender as of March 13, 2017 is $17,847,315.01.  The accrued interest due to Lender as of March 13, 2017 is $363,515.12 and is calculated at a per diem in the amount of $4,585.77; used fees due to Lender as of March 13, 2017 are $4,759.73, and are calculated at a per diem in the amount of $67.99, which are all in addition to any and all other accrued and accruing costs and expenses incurred by or on behalf of Lender in connection with the Loan Documents and all other Obligations.
D.          Certain Events of Default have occurred and are continuing under the Loan Documents as of the date hereof as described on Exhibit A attached hereto (referred to herein as the “Current Defaults”), and each Forbearance Party acknowledges that it has been duly and properly notified of such Current Defaults.
E.          As a result of the Current Defaults, Lender has the immediate right to exercise any and all rights, powers and remedies available against the Forbearance Parties under the Loan Documents, and all additional rights, powers and remedies, at law, in equity or by statute.
F.          Each Forbearance Party has requested that Lender forbear in the exercise and enforcement of its rights, powers and remedies under the Loan Documents with respect to the Current Defaults, and Lender is willing to forbear from the exercise and enforcement of such rights and remedies for a limited time only upon the Forbearance Party’s full and complete compliance with and fulfillment of the terms and conditions set forth herein and under the Loan Documents in the manner hereinafter stated, provided that the rights and remedies of Lender are not otherwise waived or impaired.
NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          RECITALS.  The recitals to this Agreement are incorporated herein as a part of this Agreement.
2.          DEFINITIONS.  The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
(a)          “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

(b)          “Forbearance Event of Default” shall have the meaning set forth in Section 7.
(c)          “Forbearance Period” means the period commencing on the date hereof and ending on the earliest to occur of (A) the date of the termination of this Agreement by Lender pursuant to Section 8 hereof, or (B) the Forbearance Termination Date.
(d)          “Forbearance Termination Date” means May 15, 2017.
(e)          “Proceeding” means any voluntary or involuntary proceeding commenced by or against the Forbearance Party under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.
(f)          “Section” means a numbered section of this Agreement, unless another document is specifically referenced.
3.          ACKNOWLEDGMENT AND AGREEMENT.  Each Forbearance Party hereby acknowledges, reaffirms, represents, warrants and covenants that:
(a)          The Current Defaults have occurred and are continuing, and Lender has not, as of the date of this Agreement, expressly or impliedly waived the Current Defaults;
(b)          The Recitals are true and correct;
(c)          Each Forbearance Party hereby waives any requirement in the Loan Documents that Lender provide written notice of any Event of Default, and the Forbearance Party acknowledges that Lender has not, as of the date of execution of this Agreement, otherwise expressly or impliedly waived any of the Current Defaults;
(d)          Lender possesses valid, properly perfected, fully enforceable security interests in and liens on all of the Collateral described in the Loan Documents, which such liens are paramount in priority and interest to all other liens and security interests, if any, of any other parties relating to the Collateral except as expressly stated in the Loan Documents;
(e)          The Loan Documents constitute legal, valid and binding obligations enforceable by Lender against each Forbearance Party in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally.  Each Forbearance Party hereby reaffirms its obligations under the Loan Documents (as may be amended by this Agreement) including, without limitation, the Obligations.  Each Forbearance Party also agrees that it shall not dispute the validity or enforceability of this Agreement, the Loan Documents or any of its obligations under such agreements in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period;
(f)          Subject to the provisions of Section 4 hereof and the terms of the Loan Documents, by virtue of the Current Defaults, Lender has the right to immediately enforce its right to payment of all Obligations and exercise all of its rights, powers, and remedies under the Loan Documents, including without limitation, to enforce its right to payment of the Obligations and its security interest in, and liens on, the Collateral;
(g)          Nothing contained in this Agreement shall, at any time, require Lender to make loans or other extensions of credit to Borrower or to permit overdrafts in any account maintained by or on behalf of Borrower; and any such obligations of Lender shall be governed only by, and shall remain subject only to, the terms of the Loan Documents except to the extent expressly limited herein;
(h)          No Forbearance Party intends to file a petition for relief under any Chapter of the Bankruptcy Code or to initiate any other Proceeding, and Lender relied to its detriment on such representation.
4.          LIMITED FORBEARANCE AND FURTHER CONSIDERATION.
(a)          During the Forbearance Period, so long as no Forbearance Event of Default (as defined in Section 7 hereof) shall have occurred and be continuing, and subject to compliance by each Forbearance Party with the terms and conditions of this Agreement and the Loan Documents, Lender hereby agrees to forbear from exercising and enforcing its rights, powers and remedies afforded under the Loan Documents or at law, in equity or by statute, with respect to the Current Defaults during the Forbearance Period.
(b)          The limited forbearance set forth in this Agreement shall not be construed to waive or otherwise impair the ability of Lender to enforce any rights, powers or remedies, without further notice, in each case in accordance with the Loan Documents, (i) after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period, or (ii) upon a Forbearance Event of Default.
(c)          The forbearance of Lender provided herein shall immediately cease without notice at the end of the Forbearance Period, and each Forbearance Party at that time shall be obligated to make immediate payment of all outstanding Obligations under this Agreement.
(d)          Each Forbearance Party agrees that any breach of this Agreement by any Forbearance Party or any Forbearance Event of Default will also constitute an Event of Default under the Loan Documents and that any Event of Default (other than the Current Defaults) under the Loan Documents shall constitute a Forbearance Event of Default hereunder.  Each Forbearance Party further agrees that the occurrence of any Event of Default (other than the Current Defaults) or Forbearance Event of Default shall constitute cause for the termination by Lender of this Agreement pursuant to Section 8 hereof.
(e)          The forbearance of Lender hereunder is further expressly subject to and conditioned upon each Forbearance Party’s strict compliance with each and every term and provision of this Agreement, and except with respect to the Current Defaults, each Forbearance Party’s strict compliance with each and every term and provision of the Loan Documents.
(f)          Upon the breach by any Forbearance Party of any provision of this Agreement, or a Forbearance Event of Default hereunder or an Event of Default under the Loan Documents (other than the Current Defaults), Lender, at its option, may terminate this Agreement in the manner provided in Section 8 hereof, upon which time all Obligations shall be immediately due and payable, and Lender shall have the undisputed and absolute right to exercise and enforce all other rights, powers and remedies that may exist pursuant to the Loan Documents or at law, in equity or by statute, all without further demand or notice of any kind, all of which are hereby waived by each Forbearance Party.
(g)          Each Forbearance Party acknowledges and agrees that Lender shall be under no obligation to extend the Forbearance Termination Date and that the failure of Lender to enforce any or all of its remedies under this Agreement, the Loan Documents, or under law or at equity after the expiration of the current Forbearance Period will not give rise to a further extension of the Forbearance Period absent a written agreement executed by Lender to extend the Forbearance Termination Date.
(h)          Each Forbearance Party further acknowledges and agrees that the decision of Lender to allow the Forbearance Parties to use the Collateral during the Forbearance Period is of great value to each Forbearance Party, and that such forbearance is, independent of the other consideration received by each Forbearance Party hereunder, sufficient consideration for each and every one of the Forbearance Parties’ obligations under this Agreement.
5.          CONDITIONS.  In addition to the other provisions set forth in this Agreement and in the Loan Documents, Lender’s forbearance is expressly subject to and conditioned upon the continual compliance by the Forbearance Parties with the following terms, conditions and provisions, which shall be deemed to be amendments to and part of the Loan Documents:
(a)          During the Forbearance Period, each Forbearance Party shall continue to perform and comply with each term, condition and provision of this Agreement and the Loan Documents, and no Forbearance Event of Default, Event of Default or other breach or default shall have occurred and be continuing under this Agreement or any of the Loan Documents, except the Current Defaults;
(b)          In order to induce Lender to enter into this Agreement, the Forbearance Parties hereby agree to pay to Lender a non-refundable forbearance fee in the amount of TEN THOUSAND and 00/100 Dollars ($10,000) (the “Forbearance Fee”), which fee is payable immediately and fully earned as of the effective date written above;
(c)          On or before the date hereof (as well as, to the extent applicable, (i) every fourth week thereafter and (ii) within three business days after the closing of any sale of the Borrower’s assets), Borrower shall provide Lender with a 4-week cash flow budget prepared by Borrower and consented to by Lender (the “Budget”).  Borrower has advised Lender that it will adhere to the budget during the Forbearance Period.  The Budget reflects, on a line-item basis, anticipated cash receipts and expenditures on a weekly basis and includes all necessary and required expenses that Borrower expects to incur during the Forbearance Period.  Not later than the second (2nd) business day of each week commencing with the second week of the period covered by the Budget, the Borrower shall provide the Lender with a variance report reflecting, on a line-item basis, the actual cash disbursements and revenues for the preceding week and the percentage variance of such actual disbursements and revenues from those reflected in the Budget for that period.  Any disbursement by Borrower other than for budgeted amounts as set forth in the Budget shall constitute an Event of Default under this Agreement unless Lender consents to those changes in writing; provided, however, that Borrower may make payments in excess of the total budgeted disbursements so long as the percentage variance (the “Variance Percent”) of actual disbursements of the aggregate of all actual disbursements for each week shall not exceed ten percent (10.0%) of the budgeted disbursements for that week;
(d)          On or before the date hereof, Borrower shall secure directors and officers liability insurance (“D&O Insurance”), which shall be effective immediately and remain in place throughout the Forbearance Period, with premiums for such D&O Insurance included in the Budget;
(e)          At all times prior to the sale of substantially all of the Borrower’s business segments, Robert Steele (“Steele”) shall remain the Chief Executive Officer of Borrower;
(f)          On or before the date hereof, Michael A. Silverman (“Silverman”) shall be appointed the Chief Restructuring Officer of Borrower, and Silverman Consulting (“Silverman Consulting”) shall be reinstated as financial advisor to Borrower.  Silverman and Silverman Consulting shall remain in such positions until such time as Borrower’s business segments have been sold pursuant to a sale or sales acceptable to Lender;
(g)          Livingstone Investment Partners (“Livingstone”) shall be immediately reinstated as investment banker to Borrower pursuant to the terms of its existing engagement letter with Borrower.  Livingstone shall remain in such position until such time as Borrower’s business segments have been sold pursuant to a sale or sales acceptable to Lender;
(h)          Steele, Silverman and Brad Buxton (collectively, the “New Board Members”), shall be appointed to Borrower’s board of directors (the “Board”) by Phil

Firrek and Dr. Tom Sawyer, the current board of directors (the “Current Board”), immediately after the D&O Insurance has been obtained by Borrower.  To the extent any additional vacancies on the Board occur, the remaining directors of the Board, including the New Board Members, shall fill any such vacancy with a director acceptable to Lender and BIP Capital (“Buckhead”).  The Current Board shall not be required under this Agreement or because of any fiduciary duty to independently seek, negotiate, or research the feasibility of any offers received hereafter from third parties to purchase Borrower’s business or any segment thereof.  If any such offers related to the sale of Borrower’s business, or any segment thereof, are received hereafter by the Current Board, they shall convey same to Silverman Consulting and have no further duty or obligation to manage them, except to the extent that any offers are brought to the whole Board for its consideration;
(i)          No Proceeding may be commenced by Borrower unless the New Board Members have each voted in favor of the commencement of such Proceeding.  Prior to the commencement of any such Proceeding, Borrower’s Bylaws shall be amended to require the vote of the New Board Members in support of the commencement of a Proceeding, or, in the alternative, Borrower shall make other binding arrangements requiring the vote of each Independent Board Member as a prerequisite to the filing of any such Proceeding by Borrower;
(j)          Prior to the appointment of the New Board Members, the Current Board shall not (i) execute any letters of intent or otherwise bind Borrower to any matters, including without limitation, any agreements containing exclusivity provisions with respect to the sale of any of Borrower’s business segments without the consent of Steele and Silverman or (ii) participate in any negotiations with any parties regarding the Borrower’s business;
(k)          Subject to Borrower’s compliance with this Section 5, the Current Board may be paid up to $40,000 ($20,000 each) per quarter (first quarter commencing on December 1, 2016 and ending on February 28, 2017), in the aggregate, with a maximum compensation to the Current Board of $80,000 ($40,000 each), in the aggregate, which amounts shall be paid from the proceeds of the sale of Borrower’s business segments; provided, however that $10,000 of such amounts shall be paid three business days after receipt of written evidence of full compliance of the conditions set forth in Sections 5(f), (g) and (h) above;
(l)          A sale of Borrower’s business segments may be negotiated and consummated only by Steele and Silverman, in consultation with Lender, Buckhead and the Board;
(m)          In the event one or more bidders for a significant business segment or segments of Borrower submits a bid, in form and substance acceptable to Silverman and Lender, conditioned on a sale through a court-appointed receiver or a sale pursuant to 11 U.S.C. § 363 (“Sale Process”), the Board shall provide prior written consent to such Sale Process, so long as such bid provides for standard protections to Lender and Buckhead;

(n)          Except as otherwise set forth herein (including Section 5(k) above), the Forbearance Parties shall not make any distributions to the Current Board during the Forbearance Period;
(o)          The Forbearance Parties shall pay on demand all expenses incurred by or on behalf of Lender, including without limitation, reasonable legal fees and expenses incurred by Lender in connection with the preparation, drafting, negotiation and enforcement of this Agreement; and
(p)          All of the warranties and representations of each Forbearance Party contained herein shall be true and correct in all material respects.
6.          REPRESENTATIONS AND WARRANTIES.  Each Forbearance Party’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by Lender.  Each Forbearance Party represents and warrants to Lender that:
(a)          The execution and delivery of this Agreement and the performance by the Forbearance Party of its obligations hereunder is within the Forbearance Party’s organizational powers and authority, has been duly authorized by all necessary organizational action and does not and will not contravene or conflict with the organizational documents or material contracts of such Forbearance Party.  This Agreement has been duly executed and delivered by the Forbearance Party and constitutes the legal, valid and binding obligations of such Forbearance Party, enforceable against such Forbearance Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;
(b)          No Event of Default, or defaults which, except for the passage of time or notice would constitute an Event of Default, exists under the Loan Documents other than the Current Defaults as of the date of this Agreement; and
(c)          The Forbearance Party has read and understands the contents of this Agreement and has had an opportunity to review and consider the terms of this Agreement with counsel of its choice.
7.          FORBEARANCE EVENTS OF DEFAULT.  A “Forbearance Event of Default” shall mean the occurrence of any one or more of the following events:
(a)          Any Forbearance Party shall (i) fail to observe or perform any term, covenant, condition, or agreement contained in this Agreement, or any agreement, instrument or document executed in connection herewith to which such Forbearance Party is a party, or (ii) breach any representation or warranty contained in this Agreement, or any agreement, instrument or document executed in connection herewith to which such Forbearance Party is a party, including, without limitation, any condition contained in Section 5 of this Agreement;

(b)          An Event of Default or a Default, shall have occurred and be continuing under the Loan Documents, other than the Current Defaults;
(c)          Any creditor or other party (i) commences an action to exercise any remedies against any Collateral, including, without limitation, for possession, disposition, foreclosure, public or private sale, replevin, garnishment, attachment, or seizure, or sends any notice to or otherwise seeks to obtain payment directly from any account debtor of any Forbearance Party, (ii) takes any action that would constitute a material adverse change in the business or operations of any Forbearance Party, or (iii) files any action against any Forbearance Party;
(d)          Any Forbearance Party makes a payment or transfer to or for the benefit of any creditor that is subordinate to Lender, except as provided in a Budget consented to by the Lender;
(e)          Any Forbearance Party files a petition for relief under any Chapter of the Bankruptcy Code or an order for relief under the Bankruptcy Code is entered against any Forbearance Party or an involuntary petition under the Bankruptcy Code against any Forbearance Party is not dismissed within 90 days of the filing thereof;
(f)          A material adverse change in the business, properties, prospects, condition (financial or otherwise), assets or results of operation of any Forbearance Party shall have occurred since the effective date hereof; or
(g)          Any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Lender by the Forbearance Party under or in connection with this Agreement is untrue or incorrect in any material respect when made or delivered.
8.          TERMINATION.  Upon the occurrence of any Forbearance Event of Default, Lender may immediately terminate this Agreement and declare all of the Obligations immediately due and payable.  Upon the occurrence of any Forbearance Event of Default, Lender shall be entitled to exercise all of its rights, powers, and remedies under this Agreement, the Loan Documents and applicable law.  Each Forbearance Party hereby consents (i) to the ex parte appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement, and such Forbearance Party waives any requirements for notice or posting of a bond in connection therewith; (ii) to the ex parte filing by Lender on behalf on such Forbearance Party of an assignment for the benefit of creditors in accordance with applicable law, and such Forbearance Party waives any requirements for notice or posting of a bond in connection therewith and (iii) a sale by the Lender under the applicable Uniform Commercial Code.  Each Forbearance Party acknowledges that it shall have no claim for damages or otherwise against Lender with respect to any such termination of the Forbearance Period.
9.          RESERVATION OF RIGHTS.  The forbearance set forth herein shall be limited precisely as written and, except as expressly set forth herein, neither the fact of Lender’s forbearance nor any other term or provisions herein shall, or shall be deemed or construed to (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Documents, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Lender may now or hereafter have pursuant to the Loan Documents or any other document, agreement, security agreement or instrument executed in connection with or related to the Loan Documents, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising Event of Default or Forbearance Event of Default, (iii) impose upon Lender any obligation, express or implied, to consent to any amendment or further modification of the Loan Documents, or (iv) be a consent to any waiver of any existing Event of Default (including, without limitation, the Current Defaults), all such Events of Default remaining outstanding.  Lender hereby expressly reserves all rights, powers and remedies specifically given to them under the Loan Documents or now or hereafter existing at law, in equity or by statute.
10.          RELEASES; INDEMNITIES.
(a)          In further consideration of Lender’s execution of this Agreement, each Forbearance Party, individually and on behalf of such Forbearance Party’s successors (including, without limitation, any trustees or receivers acting on behalf of such Forbearance Party and any debtor-in-possession with respect to such Forbearance Party), assigns, subsidiaries and affiliates, and each member of the Current Board (collectively, the “Releasors”), hereby forever releases Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”) that Releasors may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Agreement was executed including, without limitation, with respect to the Obligations, any Collateral, the Loan Documents, or any third parties liable in whole or in part for the Obligations.  This provision shall survive and continue in full force and effect whether or not (i) any Forbearance Party shall satisfy all other provisions of this Agreement or the Loan Documents, including payment in full of all Obligations, (ii) this Agreement otherwise is terminated, or (iii) the forbearance of Lender ceases pursuant to this Agreement.
(b)          The Releasors hereby agree to indemnify and hold the Releasees harmless with respect to any and all liabilities, claims, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulations or common law principles arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Loan Documents, this Agreement or any other document executed in connection herewith.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Agreement and the Loan Documents.
11.          ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.  Each Forbearance Party expressly acknowledges and agrees that the Loan Documents to which such Forbearance Party is a party constitutes legal, valid and binding obligations enforceable in accordance with their terms by Lender against such Forbearance Party, and each Forbearance Party expressly reaffirms its obligations under the Loan Documents (as amended by this Agreement), including, without limitation, the Obligations.  Each Forbearance Party further expressly acknowledges and agrees that Lender has a valid, duly perfected, fully enforceable security interest in and lien on the Collateral.  Each Forbearance Party agrees that it shall not dispute the validity or enforceability of this Agreement, the Loan Documents or any of its obligations hereunder or thereunder, or the validity, priority, enforceability or extent of Lender’s security interest in or lien on the Collateral in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period.
12.          AMENDMENTS.  No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Lender, and no termination or waiver of any provision of this Agreement, or consent to any departure by any Forbearance Party from such provisions, shall in any event be effective without the written concurrence of Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
13.          NO WAIVER.  Lender’s failure at any time to require strict performance by any Forbearance Party of any provision or term of the Loan Documents or this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of a Forbearance Event of Default or any Event of Default shall not, except as may be expressly set forth herein, suspend, waive or affect any other Forbearance Event of Default or any Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  None of the undertakings, agreements, warranties, covenants and representations of any Forbearance Party contained in this Agreement or the Loan Documents, and no Forbearance Event of Default or Event of Default, shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is (a) in writing and signed by Lender, and (b) delivered to the Forbearance Parties.
14.          SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon Lender and its successors and assigns, and shall be binding on each Forbearance Party and its respective successors and permitted assigns.
15.          LIMITATION ON RELATIONSHIP BETWEEN PARTIES.  The relationship of Lender, on the one hand, and the Forbearance Parties, on the other hand, has been and shall continue to be, at all times, that of creditors and debtors and not as joint venturers or partners.  Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.
16.          NO ASSIGNMENT.  This Agreement shall not be assignable by any Forbearance Party without the written consent of Lender.  Lender may freely assign to one or more Persons all or any part of, or any participation interest in, its rights and benefits hereunder.
17.          SECTION TITLES.  The Section titles contained in this Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties.
18.          INCORPORATION OF LOAN AGREEMENT PROVISIONS.  The provisions regarding governing law and jury waiver as set forth in the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
19.          NOTICES.  Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent to the addresses and by the means specified in the Loan Documents.  Copies of any such notices, requests and demands given by the Forbearance Party shall also be given to counsel for Lender, Vedder Price P.C., 222 North LaSalle Street, Chicago, Illinois 60601, Attn:  Douglas J. Lipke, Esq.
20.          EXECUTION IN COUNTERPARTS/FACSIMILE.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile and .pdf signatures shall be binding on the parties.
21.          INTEGRATION.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof; provided, however, that except as expressly modified herein the Loan Documents shall remain in full force and effect in accordance with their respective terms and conditions.
22.          TIME OF ESSENCE.  Time is of the essence in this Agreement and the Loan Documents.
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[SIGNATURE PAGES FOLLOW]

(Signature Page to Forbearance Agreement)

FORBEARANCE PARTY:	QUADRANT 4 SYSTEM CORPORATION
By: /s/ Robert H. Steele Name: Robert H. Steele Title: CEO
STRATITUDE, INC.
By: /s/ Robert H. Steele Name: Robert H. Steele Title: CEO
LENDER:	BMO HARRIS BANK, N.A.
By: /s/ Jack J. Kane Name: Jack J. Kane Title: Managing Director

Acknowledged and Agreed to, as to the terms and conditions set forth in Sections 5 and 10 of this Agreement:	PHIL FIRREK, not individually, but as a Director Signed: /s/ Phil Firrek Member of Board of Directors
DR. TOM SAWYER, not individually, but as a Director Signed: /s/ Tom Sawyer Member of Board of Directors

REAFFIRMATION OF GUARANTY
The undersigned hereby acknowledges and consents to the foregoing Forbearance Agreement and to the modifications to the Loan Documents set forth hereunder, and reaffirms all of his obligations under the Loan Documents and agrees that all of his obligations under the Loan Documents and the Guaranty shall remain unaffected and in full force and effect, without any defenses thereto.
Dated: March 17, 2017

STRATITUDE, INC.
By: /s/ Robert H. Steele Name: Robert H. Steele Title: CEO

EXHIBIT A

CURRENT DEFAULTS (AS OF MARCH 17, 2017)
A.          Failure to comply with Section 6.5(a) of the Credit Agreement by failing to timely deliver a Borrowing Base Certificate (as defined in the Credit Agreement) for the periods ending November 30, 2016, December 31, 2016, January 31, 2017 and February 28, 2017;
B.          Failure to comply with Section 6.5(b) of the Credit Agreement by failing to timely deliver quarterly financial statements for the period ending December 31, 2016;
C.          Failure to comply with Section 6.5(d) of the Credit Agreement by failing to timely deliver a quarterly compliance certificate for the period ending December 31, 2016;  and
D.          The Events of Default identified in Lender’s December 1, 2016 Letter to the Borrower.